UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2026

Waters Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14010	13-3668640
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34 Maple Street

Milford, Massachusetts 01757

(Address of Principal Executive Offices) (Zip Code)

(508) 478-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	WAT	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

On February 9, 2026 (the “Closing Date”), Waters Corporation, a Delaware corporation (“Waters”), and Becton, Dickinson and Company, a New Jersey corporation (“BD”), announced that they consummated the previously announced spin-off of BD’s Biosciences and Diagnostic Solutions business (the “SpinCo Business”) and combination of the SpinCo Business with Waters. In accordance with the terms and conditions of the Agreement and Plan of Merger, dated as of July 13, 2025 (the “Merger Agreement”), by and among Waters, BD, Augusta SpinCo Corporation, a Delaware corporation and a wholly owned subsidiary of BD (“SpinCo”), and Beta Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Waters (“Merger Sub”), and the Separation Agreement, dated as of July 13, 2025 (the “Separation Agreement”), by and among Waters, BD and SpinCo, as amended by that certain Amendment No. 1, by and among Waters, BD and SpinCo, dated as of February 9, 2026, (1) BD transferred, and SpinCo accepted and assumed, all of the rights, titles and interests to and under certain assets and liabilities relating to the SpinCo Business such that the SpinCo Business was separated from the remainder of BD’s businesses (the “Separation”), (2) following the Separation, BD distributed, on a pro rata basis (the “Distribution”), one share of SpinCo common stock, par value $0.01 per share (“SpinCo Common Stock”), to each holder of BD common stock (other than any subsidiary of BD) as of the close of business on February 5, 2026 (the “Record Date”, and such holders of BD common stock as of the Record Date, the “Record Date BD Shareholders”) and (3) following the Distribution, Merger Sub merged with and into SpinCo, with SpinCo as the surviving entity (the “Merger”), and each share of SpinCo Common Stock (except for any such shares held as treasury stock, or held by BD, SpinCo or any subsidiary of BD, if any, which shares were canceled) was converted into the right to receive 0.135343148384084 shares of common stock, $0.01 par value per share, of Waters (“Waters Common Stock”) (collectively, the “Transactions”). In addition, pursuant to the terms of the Separation Agreement, prior to the Distribution and the Merger, SpinCo made a cash payment to BD of $4.0 billion. Upon completion of the Distribution and the Merger, Waters issued 38,541,851 shares of Waters Common Stock to the Record Date BD Shareholders. As a result, the Record Date BD Shareholders owned approximately 39.2% of the outstanding shares of Waters Common Stock, and former Waters shareholders owned approximately 60.8% of the outstanding shares of Waters Common Stock, in each case, on a fully diluted basis. As a result of the Merger, Merger Sub ceased to exist as a separate legal entity, and SpinCo became a wholly owned subsidiary of Waters.

Item 1.01.	Entry into a Material Definitive Agreement.

Transaction Agreements

On the Closing Date, in connection with the consummation of the Transactions and in accordance with the Merger Agreement and the Separation Agreement, Waters, BD and SpinCo, entered into certain additional agreements, including:

•

a Tax Matters Agreement (the “Tax Matters Agreement”), which governs the parties’ respective rights, responsibilities and obligations with respect to taxes, tax attributes, the preparation and filing of tax returns, responsibility for and preservation of the expected tax-free status of the transactions contemplated by the Separation Agreement and certain other tax matters;

•

an Employee Matters Agreement (the “Employee Matters Agreement”), which governs, among other things, the parties’ obligations with respect to current and former employees of BD and of the SpinCo Business;

•

an Intellectual Property Matters Agreement (the “Intellectual Property Matters Agreement”), which allocates rights and interests in certain intellectual property rights relating to the SpinCo Business and BD; and

•

a Transition Services Agreement (the “Transition Services Agreement”), which governs, among other things, the parties’ respective rights and obligations with respect to the provision of certain transition services.

A summary of the material terms of the Tax Matters Agreement, Employee Matters Agreement, Intellectual Property Matters Agreement and Transition Services Agreement described above is also contained in the section entitled “Additional Agreements Related to the Separation, the Distribution and the Merger” in Waters’ Registration Statement on Form S-4 (Registration No. 333-292087), as amended, which was declared effective by the Securities and Exchange Commission on December 23, 2025 (the “Waters Registration Statement”), which description is incorporated herein by reference. Each of the foregoing descriptions does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Tax Matters Agreement, Employee Matters Agreement, Intellectual Property Matters Agreement and Transition Services Agreement, as applicable, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Financing Matters

Term Loan Credit Agreement

In connection with the Transactions, on January 8, 2026, SpinCo entered into a Term Loan Credit Agreement with the lenders named therein, Barclays Bank PLC, as administrative agent (the “Agent”), and the other parties party thereto (the “Credit Agreement”). On the February 6, 2026 (the “Funding Date”), SpinCo borrowed $4.0 billion of unsecured term loans under the Credit Agreement, consisting of a $3.5 billion tranche which will mature and be payable in full 364 days after the Funding Date (“Tranche 1”) and a $500.0 million tranche which will mature and be payable in full on the second anniversary of the Funding Date (“Tranche 2”), and such funds were used by SpinCo on the Funding Date to finance a cash distribution to BD in connection with the Transactions.

Upon consummation of the Transactions, SpinCo became a wholly owned subsidiary of Waters and in connection therewith, Waters entered into a Parent Guarantee Agreement on the Closing Date (the “Parent Guarantee Agreement”), by and among Waters, SpinCo and the Agent, to add Waters as a guarantor of the obligations of SpinCo under the Credit Agreement. The subsidiaries of Waters that had provided a guaranty of the obligations under (i) the Amendment and Restatement Agreement, dated as of May 22, 2025 in respect of that certain Amended and Restated Credit Agreement, dated as of September 17, 2021, and amended as of March 3, 2023, by and among Waters and certain of its subsidiaries, as guarantors, with the lenders and issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and (ii) the note purchase agreements governing Waters’ outstanding senior guaranteed notes, prior to the consummation of the Transactions, have also entered into a Subsidiary Guarantee Agreement on the Closing Date (the “Subsidiary Guarantee Agreement”), by and among such subsidiaries, Waters, SpinCo and the Agent, pursuant to which such subsidiaries have guaranteed the obligations of SpinCo under the Credit Agreement.

Borrowings under the Credit Agreement bear interest at a fluctuating rate per annum equal to, at SpinCo’s option, an alternate base rate or Term SOFR rate, in each case, plus an applicable margin calculated based on Waters’ public debt ratings. The applicable margin ranges from 87.5 basis points to 135 basis points per annum over Term SOFR and 0 basis points to 35 basis points per annum over the alternate base rate, and, in the case of Tranche 1 loans, will increase every 90 days after the Closing Date by up to an additional 25 basis points, in each case, as determined in accordance with the provisions of the Credit Agreement.

Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under the Credit Agreement are permissible without penalty (other than customary SOFR loan breakage), subject to certain conditions pertaining to minimum notice and minimum prepayment and reduction amounts. The loans and/or commitments under Tranche 1 must be automatically and permanently prepaid or reduced, as applicable, upon receipt of net cash proceeds in respect of certain debt incurrences, equity issuances and sales or other dispositions of certain assets of SpinCo or its subsidiaries, in each case, subject to certain exceptions.

The Credit Agreement contains affirmative and negative covenants, including limitations on subsidiary debt, liens, sale and leaseback transactions, mergers and certain restrictive agreements, as well as financial covenants requiring maintenance of a leverage ratio not to exceed 3.50 to 1.00 as of the last day of any fiscal quarter (which may be increased to 4.25 to 1.00 at Waters’ election as of the last day of the fiscal quarter during which Waters closes a material acquisition for which the aggregate consideration involves cash in the amount of $500.0 million or more, with such increase automatically applying to the consummation of the Transactions) and an interest coverage ratio of at least 3.50 to 1.00 that will apply unless Waters obtains a certain public corporate rating set forth in the Credit Agreement. The Credit Agreement contains certain representations, warranties and events of default (which are, in some cases, subject to certain exceptions, thresholds and grace periods) including, but not limited to, non-payment of principal and interest, failure to perform or observe covenants, breaches of representations and warranties and certain bankruptcy-related events.

The foregoing descriptions of each of the Credit Agreement, Parent Guarantee Agreement and Subsidiary Guarantee Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Credit Agreement, Parent Guarantee Agreement or Subsidiary Guarantee Agreement, as applicable, copies of which are attached hereto as Exhibits 10.5, 10.6 and 10.7, respectively, and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Credit Agreement, the Parent Guarantee Agreement and the Subsidiary Guarantee Agreement is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

In connection with the closing of the Transactions and in accordance with the terms of the Merger Agreement, the board of directors (the “Board”) of Waters increased the size of the Board from 10 to 11 members and appointed Claire M. Fraser, Ph.D. to the Board, effective February 9, 2026, to fill the vacancy so created. Dr. Fraser will serve as a director until Waters’ 2026 annual meeting of stockholders (the “2026 AGM”) or until her earlier resignation, death or removal.

The Board has determined that Dr. Fraser meets the independence standards established under the New York Stock Exchange corporate governance listing standards. There are no related party transactions between Waters and Dr. Fraser that would require disclosure under Item 404(a) of Regulation S-K.

Dr. Fraser will receive the standard compensation paid by Waters to all of its non-employee directors. Following her initial appointment to the Board, Dr. Fraser will be awarded an initial equity grant valued at $229,166, comprised of 50% of such value in the form of a restricted stock award and 50% of such value in the form of a non-qualified stock option award, both of which will vest on the first anniversary of the Closing Date. Dr. Fraser will also be entitled to a prorated cash retainer for her service for the period from her appointment until the 2026 AGM in accordance with Waters’ non-employee director compensation program, as well as Board meeting fees and expense reimbursement.

Item 7.01	Regulation FD Disclosure.

On February 9, 2026, Waters issued a press release announcing the closing of the Transactions and related matters. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information (including Exhibit 99.1) being furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of the SpinCo Business

The audited historical combined financial statements of the SpinCo Business as of September 30, 2025 and 2024, and for each of the three years in the period ended September 30, 2025, and the notes related thereto, were included in the Waters Registration Statement, and are incorporated herein by reference.

(b)	Pro Forma Information

The pro forma financial information required by this Item 9.01(b) was included in the Waters Registration Statement and is incorporated herein by reference.

(c)	Not applicable

(d)	Exhibits

The following documents are filed herewith unless otherwise indicated.

Exhibit No.	Description

2.1	Separation Agreement, dated as of July 13, 2025, by and among Waters Corporation, Becton, Dickinson and Company and Augusta SpinCo Corporation (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Waters on July 14, 2025).*

2.2	Amendment No. 1 to Separation Agreement, dated as of February 9, 2026, by and among Waters Corporation, Becton, Dickinson and Company and Augusta SpinCo Corporation.*

2.3	Agreement and Plan of Merger, dated as of July 13, 2025, by and among Waters Corporation, Becton, Dickinson and Company, Beta Merger Sub, Inc. and Augusta SpinCo Corporation (incorporated herein by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Waters on July 14, 2025).*

10.1	Tax Matters Agreement, dated as of February 9, 2026, by and among Waters Corporation, Becton, Dickinson and Company and Augusta SpinCo Corporation.*

10.2	Employee Matters Agreement, dated as of February 9, 2026, by and among Waters Corporation, Becton, Dickinson and Company and Augusta SpinCo Corporation.*

10.3	Intellectual Property Matters Agreement, dated as of February 9, 2026, by and among Waters Corporation, Becton, Dickinson and Company and Augusta SpinCo Corporation.*

10.4	Transition Services Agreement, dated as of February 9, 2026, by and among Waters Corporation, Becton, Dickinson and Company and Augusta SpinCo Corporation.*

10.5	Term Loan Credit Agreement, dated as of January 8, 2026, by and among Augusta SpinCo Corporation, the lenders party thereto and Barclays Bank PLC, as administrative agent, and the other parties party thereto.*

10.6	Parent Guarantee Agreement, dated as of February 9, 2026, by and among Augusta SpinCo Corporation, Waters Corporation and Barclays Bank PLC, as administrative agent.*

10.7	Subsidiary Guarantee Agreement, dated as of February 9, 2026, by and among Augusta SpinCo Corporation, Waters Corporation, the subsidiaries of Waters Corporation party thereto and Barclays Bank PLC, as administrative agent.*

23.1	Consent of Ernst & Young LLP as to the audited financial statements of the SpinCo Business.

99.1	Press release, dated as of February 9, 2026.

99.2	Audited combined financial statements of the SpinCo Business as of September 30, 2025 and 2024 and for the fiscal years ended September 30, 2025, 2024 and 2023.

99.3	Unaudited pro forma condensed combined financial information of Waters Corporation and the SpinCo Business as of September 27, 2025 and for the fiscal year ended December 31, 2024 and the nine months ended September 27, 2025.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*

Schedules (or similar attachments) to this Exhibit have been omitted in accordance with Item 601(a)(5) and/or Item 601(b)(2) of Regulation S-K. Waters Corporation agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission on a confidential basis upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2026

WATERS CORPORATION

By:	/s/ Amol Chaubal
Amol Chaubal
Senior Vice President and Chief Financial Officer